Exhibit 8.3

Our ref: MSJ/705323-000001/46172963v3

Pace Holdings Corp.

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

7 February 2017

Dear Sirs

Pace Holdings Corp. and New PACE Holdings Corp. (the “Companies”)

We have acted as Cayman Islands counsel to the Company to provide this legal opinion in connection with the registration statement of Playa Holdco B.V. on Form S-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (File No. 333-215162) (the “Registration Statement”) in respect of the proposed transactions with the Companies detailed therein.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	the Undertaking as to Tax Concessions issued by the Cayman Islands Government in the name of Paceline Holdings Corp, endorsed with the new name of Pace Holdings Corp., dated 16 June 2015.

1.2	the Registration Statement.

2	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy and confirmations contained in the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.2	All signatures, initials and seals are genuine.

3	Opinion

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The statements under the caption “Material Cayman Islands Tax Considerations” in the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements, to the extent they are statements of legal conclusions, constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is addressed to you and may be relied upon by you. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

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